Exhibit 10.31

EXECUTION VERSION

THIS CONVERTIBLE SECURED PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

SECURED CONVERTIBLE PROMISSORY NOTE

Up to $4,000,000	March 15, 2017 Newport Beach, California

FOR VALUE RECEIVED, the undersigned, VERITONE, INC., a Delaware corporation (the “Borrower” or the “Company”), hereby promises to pay to the order of [________________] (the “Lender”), in the lawful currency of the United States of America, the principal amount of Four Million Dollars ($4,000,000), or, if less, the aggregate outstanding principal amount of the advances made by the Lender pursuant to that certain Note Purchase Agreement, dated as of March 15, 2017, among the Borrower, the Lender and [________________] (the “Other Lender”) (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), plus interest thereon, as provided in this Secured Convertible Promissory Note (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Secured Promissory Note”), in each case, in the manner and upon the terms and conditions set forth below.

1. The Loan; Security.

(a) This Secured Promissory Note evidences the advances made by the Lender to the Borrower from time to time under the Note Purchase Agreement (collectively, the “Loan”). Subject to the terms and conditions of the Note Purchase Agreement, Lender agrees to deliver the initial advance hereunder of One Million Dollars ($1,000,000) to Borrower within five Business Days of the Effective Date.

(b) The Borrower hereby authorizes the Lender to make or cause to be made a notation on the record annexed hereto as Exhibit A and constituting a part hereof (the “Record”) reflecting each advance made by Lender with respect to the Loan. The aggregate unpaid amount set forth on the Record will be prima facie evidence of the principal amount of the Loan owing and unpaid to the Lender with respect to this Secured Promissory Note. The failure to record, or any error in so recording, any such amount on the Record will not affect the obligations of the Borrower hereunder to make payments of principal and interest when due; provided, that in no event will the Borrower be obligated to make payments of principal in excess of the amount actually loaned to the Borrower.

(c) Repayment of the Loan is secured by a security interest in substantially all of the assets of the Borrower pursuant to the Security Agreement.

2. Interest. The outstanding principal of the Loan will bear interest, beginning from the applicable Installment Date for each advance of the Loan and ending on and excluding the date on which all amounts owing hereunder have been paid in full, at a fixed rate per annum equal to eight percent (8.0%), compounding quarterly. All interest hereunder will be calculated on the basis of a 365-day year and paid for the actual number of days elapsed.

3. [Intentionally omitted]

4. Definitions. For purposes of this Secured Promissory Note, the capitalized terms below will have the respective meanings ascribed to them, and any capitalized terms not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

(a) “Affiliate” means, when used with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

(b) “Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by law to be closed in New York or California.

(c) “Common Stock” means the Common Stock, par value $0.001 per share, of the Borrower.

(d) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise, and “Controlled” and “Controls” have the correlative meanings.

(e) “Conversion Price” means the lower of $8.1653 or the initial public offering price per share of the Borrower’s Common Stock in the Borrower’s first Public Offering.

(f) “Conversion Shares” means Common Stock.

(g) “Installment Date” means the date that each advance of the Loan is made by the Lender to the Borrower under the Note Purchase Agreement.

(h) “Person” means a natural person, corporation, company, joint venture, individual business trust, trust association, partnership, limited partnership, limited liability company or other entity.

(i) “Public Offering” means (a) an initial public offering of the Company’s Common Stock pursuant to a Registration Statement; (b) an offering of the Common Stock, relying on Regulation A under the Securities Act for exemption from the registration requirements of Section 5 thereof (a “Regulation A Offering”); (c) a distribution of equity securities of the Company or its successor in connection with a Registration Statement; or (d) the issuance of equity securities in exchange for the Company’s equity securities in connection with the Company’s merger or reverse merger with another corporation, company, partnership, limited partnership, limited liability company or any other entity, provided that, in the case of clauses (a)-(d), such offering, distribution or issuance results in the Common Stock or equity securities, as the case may be, being held by at least three hundred (300) round lot stockholders and the Common Stock or equity securities, as the case may be, shall be approved for listing or quotation on a national securities exchange or quotation service in the United States, and provided further that, in the case of clauses (a) and (b), such offering, distribution or issuance results in gross proceeds to the Company of at least Fifteen Million Dollars ($15,000,000).

(j) “Registration Statement” means an offering circular or registration statement on Form S-1, Form 1-A, Form S-4, or another applicable form of offering circular or registration statement approved by the Securities and Exchange Commission for the nature of the Public Offering undertaken by the Company.

(k) “Regulation A Offering” has the meaning set forth in the definition of “Public Offering”.

(l) “Securities Act” means the Securities Act of 1933, as amended.

(m) “Security Agreement” means that certain Amended and Restated Security Agreement, dated as of the date of this Secured Promissory Note, among the Borrower, the Lender, and the other secured parties that are party thereto, as the same is amended, restated, extended, supplemented or otherwise modified from time to time.

(n) “Subsidiary” means, with respect to any Person, a corporation, partnership, association, limited liability company, trust or other form of legal entity in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has either (i) a majority ownership in (A) the equity or (B) the interest in the capital or profits thereof, (ii) the power to elect, or to direct the election of, a majority of the board of directors or other analogous governing body of such entity, or (iii) the title or function of general partner or manager, or the right to designate the Person having such title or function.

(o) “Transaction Agreements” means this Secured Promissory Note, the Secured Convertible Promissory Note, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), by and between the Borrower and [Acacia/Veritone LOC], the Security Agreement, the Note Purchase Agreement and the Warrants.

5. Intentionally Omitted.

6. Conversion.

(a) Conversion. The outstanding principal balance and any accrued but unpaid interest thereon under this Secured Promissory Note (the “Convertible Amount”) will automatically convert (without any further action on the part of the Lender) immediately prior to the consummation of the Borrower’s first Public Offering into that number of shares of Common Stock determined by dividing the Convertible Amount by the Conversion Price. Provided that Lender is not a Defaulting Lender (as defined in Section 1.4 of the Note Purchase Agreement), in the event that any portion of the $4,000,000 principal amount of this Secured Promissory Note has not been advanced by the Lender in accordance with the Note Purchase Agreement prior to the effective date of the Registration Statement filed with the Securities and Exchange Commission in connection with the first Public Offering (the “Effective Date”), Lender may, at its sole option, elect to advance the remaining principal amount (or any portion thereof) under this Secured Promissory Note (the “Available Amount”) to the Company (subject to the Conversion Limit set forth in Section 6(b) below) by providing written notice of such election on, or within five (5) Business Days prior to, the Effective Date, which amount shall be added to the Convertible Amount and will also automatically convert into shares of Common Stock immediately prior to the consummation of the initial Public Offering on the same terms as set forth below; provided that any such additional amounts must actually be received by the Company on or before the Effective Date. Borrower shall give Lender written notice of the estimated date of the Effective Date at least ten (10) Business Days prior to the actual Effective Date. In any event of conversion, no fractional shares of Conversion Shares will be issuable in respect of the Convertible Amount, and the Borrower will instead pay the Lender cash in lieu of any fractional shares based upon the applicable Conversion Price pursuant to Section 6(a).

(b) Conversion Limit. Unless the holders of at least (i) 67% of the Borrower’s Series B Preferred Stock and (ii) 65% of the Borrower’s Series A Preferred Stock waive the right of first offer and right of over-allotment contained in Section 6 of that certain Right of First Refusal, Offer and Co-Sale Agreement, dated as of July 15, 2014 (the “ROFO Agreement”), then the total aggregate Available Amount that all Lenders may advance and convert in connection with the first Public Offering shall be limited (the “Conversion Limit”) to an amount that, when converted into shares of Common Stock upon the first Public Offerng, shall not exceed 1,963,917 shares of Common Stock, when taken together with all of the other Shares and Conversion Shares (as defined in Section 3.2 of the Note Purchase Agreement) issued or to be issued in connection pursuant to the Note Purchase Agreement.

7. Lender Costs. The Borrower will promptly pay the Lender, on demand, for all reasonable, documented and invoiced costs and expenses incurred by the Lender in connection with the enforcement of this Secured Promissory Note (“Lender Costs”), including reasonable attorneys’ fees and expenses.

8. Loan Payments; Maturity; Acquisition of Borrower.

(a) [Intentionally omitted.]

(b) Maturity. The Loan will mature, and all amounts owed hereunder (including, but not limited to, accrued and unpaid interest) shall be due and payable in full, on November 25, 2017 (the “Maturity Date”).

(c) Application of Payments. Any payment received by the Lender shall be applied as follows:

(i) first, against Lender Costs then outstanding, until all such Lender Costs have been paid in full;

(ii) second, against accrued and unpaid interest on the Loan, until all such accrued and unpaid interest has been paid in full; and

(iii) third, against the then outstanding principal of the Loan, until all such outstanding principal has been paid in full; and

(d) Acquisition of Borrower. Notwithstanding anything to the contrary in this Secured Promissory Note, all obligations of the Borrower hereunder will (to the extent not already due and payable) immediately and automatically become due and payable in full prior to the Maturity Date upon the consummation of any transaction, or a series of related transactions, in which the Borrower, directly or indirectly, (i) consummates a stock sale to, or effects any merger, consolidation or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with, another Person or group of Persons, whereby, in the case of any transaction(s) described in this clause (i), such other Person or group of Persons acquires more than 50% of the total voting power of the then outstanding shares of capital stock of the Borrower, provided that any securities issued in connection with (or upon conversion or exercise of securities as a result of) a Public Offering of the Company shall not be included in the calculation to determine whether a Person or a group of Persons has acquired more than 50% of the total voting power of the Company, or (ii) effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets. For purposes of this Section 8(d), “outstanding shares of capital stock of the Borrower” means, as of a given date, the sum of the number of shares of capital stock of the Borrower (excluding treasury shares, if any) outstanding.

(e) Payments. All payments in respect of the Loan will be made either by check or by wire transfer of immediate funds to a bank account designated by the Lender in writing for such purpose.

9. Events of Default. It will constitute an “Event of Default” if any one or more of the following will occur for any reason:

(a) the Borrower fails to pay any amount required to be paid hereunder in full when due, and such failure continues for five (5) Business Days after the Lender’s written notice to the Borrower;

(b) the Borrower breaches, in any material respect, any of the provisions of this Secured Promissory Note or fails to perform timely, in any material respect, its obligations hereunder (other than the obligation to pay all amounts required to be paid hereunder in full when due, which shall be subject to Section 9(a) hereof), and such failure continues for thirty (30) days after the Lender’s written notice to the Borrower;

(c) the occurrence of a Loan Default under the Secured Promissory Note issued by the Borrower to Acacia Research Corporation on or about August 15, 2016;

(d) the occurrence of a Loan Default under the Secured Promissory Note issued by the Borrower to the Other Lender under the Note Purchase Agreement;

(e) the Borrower breaches, in any material respect, any Transaction Agreement or fails to perform, in any material respect, its obligations thereunder, or any material provision of any Transaction Agreement for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Borrower shall challenge the enforceability of any Transaction Agreement or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Transaction Agreements has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(f) the Borrower makes an assignment for the benefit of its creditors or commences any proceeding, under any bankruptcy, reorganization, moratorium or insolvency law or any other law for the relief of, or relating to, debtors now or hereafter in effect, (i) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) to take possession, custody or control of any asset or property of the Borrower;

(g) there is commenced against the Borrower any proceeding of a nature referred to in clause (i) or (ii) of Section 9(f) above, which results in the entry of an order for relief or any such adjudication or appointment, and such order is not dismissed, vacated or reversed within ninety (90) days after its entry; or

(h) if the Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs, or if the Board of Directors of the Borrower has approved a resolution to suspend, terminate or continue the business operations of the Borrower, which in either such case continues for more than fifteen (15) days.

For so long as an Event of Default has occurred and is continuing, the Lender may declare, by written notice to the Borrower, the Loan to be in default (a “Loan Default”), and upon such a declaration of a Loan Default, (x) all the obligations of the Borrower hereunder will (to the extent not already due and payable) immediately and automatically become due and payable in full and (y) the Lender will be entitled to exercise at any time, and from time to time, in its sole discretion, any and all rights and remedies available to the Lender under applicable law.

10. Cumulative Remedies. No delay or omission of the Lender under this Secured Promissory Note or otherwise in respect of the Loan will exhaust or impair any right or power of the Lender hereunder or prevent the exercise of any right or power of the Lender hereunder during the continuance of any other Event of Default or Loan Default. No waiver by the Lender of any Event of Default or Loan Default, whether such waiver be full or partial, will extend to or affect any subsequent Event of Default or Loan Default, or impair the rights resulting therefrom, except as may otherwise be provided herein. The remedies provided in this Secured Promissory Note are cumulative and are not exclusive of any remedies provided by applicable law. No forbearance on the part of the Lender, and no extension of time for the payment of the whole or any portion of the Borrower’s obligations hereunder or any other indulgence given by the Lender to the Borrower, will operate to release or in any manner affect the liability of the Borrower to pay its obligations hereunder.

11. Certain Waivers. Except as may otherwise be provided in this Secured Promissory Note, the Borrower waives notice (including notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collection and bringing suit, and the filing of suit for the purpose of fixing liability, in each case to the fullest extent permitted by applicable law, in respect of this Secured Promissory Note.

12. Third-Party Rights; Assignment. This Secured Promissory Note will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Borrower nor the Lender will assign any of its rights or obligations under this Secured Promissory Note without the prior written consent of the other party (such consent not to be unreasonably withheld), and any purported assignment without such consent will be void; provided, that the Lender may assign its rights and obligations under this Secured Promissory Note without the written consent of the Borrower to any Affiliate of the Lender (i) which is Controlled by the Lender and (ii) at least a majority of the equity securities of which the Lender owns, directly or indirectly, and any such transferee may transfer this Secured Promissory Note only to an Affiliate of the Lender (I) which is Controlled by the Lender and (II) at least a majority of the equity securities of which the Lender owns, directly or indirectly, in each case so long as the Lender remains primarily responsible therefor; provided, further, that the Borrower may assign its rights and obligations under this Secured Promissory Note without the written consent of the Lender to any purchaser of all or substantially all of the Borrower’s assets or capital stock, so long as Veritone, Inc. remains primarily responsible therefor.

13. Governing Law. This Secured Promissory Note will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal Laws of the State of Delaware will control the interpretation and construction of this Secured Promissory Note, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

14. Jurisdiction; Service of Process. Any action with respect to this Secured Promissory Note or the Loan will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The Borrower and the Lender each hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action, (a) any claim that is not personally subject to the jurisdiction of the above named courts for any reason other than the failure of service, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (i) the action in such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Secured Promissory Note, or the Loan, may not be enforced in or by such courts.

15. Severability; Obligations Absolute. If any provision of this Secured Promissory Note is held to be invalid or unenforceable, such invalidity or unenforceability will not invalidate this Secured Promissory Note as a whole, but this Secured Promissory Note will be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable, and the rights and obligations of the parties hereto hereunder will be construed and enforced only to such extent as will be permitted by applicable law. Notwithstanding the foregoing, the obligations of the Borrower hereunder will be absolute, unconditional and irrevocable, and will be performed strictly in accordance with the terms hereof, under all circumstances whatsoever, including the following circumstances: (a) any lack of validity or enforceability of this Secured Promissory Note; (b) any amendment or waiver of, or any consent to or departure from, this Secured Promissory Note; and (c) the existence of any claim, defense or other right which the Borrower may have at any time against the Lender or any other person or entity, whether in connection with this Secured Promissory Note, the Loan or otherwise. The Borrower understands and agrees that no payment by the Borrower under any other agreement, arrangement or document (whether voluntary or otherwise) will constitute a defense to its obligations hereunder.

16. Amendment. This Secured Promissory Note will not be amended or modified, in each case, except by a written agreement signed by the Borrower and the Lender.

17. Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Secured Promissory Note will be in writing and will be (a) delivered personally to the applicable person or entity (or to an officer of such entity) to whom the same is directed, or (b) sent by recognized overnight courier service or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i)	if to the Borrower, then to:

Veritone, Inc.

3366 Via Lido

Newport Beach, CA 92663

Attention: Peter F. Collins, Chief Financial Officer

Facsimile: (949) 209-0365

with a copy (which will not constitute notice) to:

Morgan, Lewis & Bockius LLP

600 Anton Boulevard, Suite 1800

Costa Mesa, CA 92626

Attention: Ellen S. Bancroft, Esq.

Facsimile: 714-830-0700

(ii)	if to the Lender, then to:

_______________________________________

_______________________________________

Attn:

Facsimile:

with a copy (which will not constitute notice) to:

_______________________________________

_______________________________________

_______________________________________

Any such notice will be deemed to be delivered, given and received for all purposes as of (x) the date so delivered, if delivered personally, (y) upon receipt, if sent by courier service, or (z) on the date of receipt or date of failure to accept indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

18. Further Assurances. The Borrower and the Lender will execute and deliver such additional documents and instruments, and perform such additional acts, in each case, as the other party may reasonably request to effectuate, carry out and perform the provisions and intent of this Secured Promissory Note.

19. Specific Performance. The Borrower and Lender agree that irreparable damage would occur in the event of a breach of this Secured Promissory Note, including a failure to extend and fund the Second Tranche Loan hereunder, and that each of them shall be entitled to specific performance in the event of a breach by the other, in addition to any other remedy at law or in equity. Each of Borrower and Lender hereby waives, in any action by the other for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Borrower has executed this Secured Promissory Note in favor of the Lender as of the date first written above.

VERITONE, INC.,
a Delaware corporation

By:
Peter F. Collins
Chief Financial Officer

AGREED AND ACCEPTED BY THE LENDER:
[ ]

By:

Print Name:
Title:

EXHIBIT A

RECORD

Date	Principal Amount of Advance Made	Notation Made By
$1,000,000

EXHIBIT B

FORM OF COMMON STOCK PURCHASE WARRANT